UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2017

CATALYST BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

260 Littlefield Ave. South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

(650) 266-8674

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

ITEM 1.01	Entry into a Material Definitive Agreement

On December 20, 2017, Catalyst Biosciences, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with JonesTrading Institutional Services LLC, as representative for the several underwriters named therein (the “Underwriters”), in connection with a registered firm commitment underwritten public offering (the “Offering”) of 1,105,263 shares of the Company’s common stock (“Common Stock”). Subject to the terms and conditions of the Underwriting Agreement, the Company agreed to sell to the Underwriters, and the Underwriters agreed, severally and not jointly, to purchase from the Company, an aggregate of 1,105,263 shares of Common Stock, with an offering price to the public of at $9.50 per share.

The Offering closed on December 22, 2017. The gross proceeds to the Company from this offering were approximately $10.5 million, before deducting underwriting discounts and commissions, and other estimated offering expenses payable by the Company. All shares in the Offering were sold by the Company.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. Pursuant to the terms of the Underwriting Agreement and related lock-up agreements, the Company agreed not to sell or transfer any Common Stock until January 31, 2018, and all of its directors and executive officers agreed not to sell or transfer any Common Stock held by them for 45 days after December 20, 2017 without first obtaining the written consent of the Underwriters’ representative, subject to certain exceptions, extensions and terms as set forth in the Underwriting Agreement.

The shares of Common Stock were issued pursuant to a shelf registration statement on Form S-3 (Registration Statement No. 333-210248) (the “Registration Statement”) previously filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2016 and declared effective by the SEC on April 28, 2016, including the preliminary prospectus supplement dated December 19, 2017 and a prospectus supplement dated December 20, 2017, to the prospectus dated April 28, 2016.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. The Underwriting Agreement is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Attached as Exhibit 5.1 to this Current Report and incorporated herein by reference is a copy of the opinion of Morrison & Foerster LLP relating to the validity of the shares of Common Stock sold in the Offering (the “Legal Opinion”). The Legal Opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

ITEM 8.01	Other Events

On December 20, 2017, the Company issued a press release announcing the pricing of the public offering described in Item 1.01. A copy of the press release is attached hereto as Exhibit 99.1

On December 22, 2017, the Company issued a press release announcing the closing of the public offering described in Item 1.01. A copy of the press release is attached hereto as Exhibit 99.2

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 20, 2017, by and between the Company and JonesTrading Institutional Services LLC as representative for the several underwriters named therein.

5.1	Opinion of Morrison & Foerster LLP.

99.1	Press Release dated December 20, 2017.

99.2	Press Release dated December 22, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CATALYST BIOSCIENCES, INC.

Date: December 22, 2017	By:	/s/ Fletcher Payne
Name: Fletcher Payne
Title: CFO